UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 6, 2015

Brekford Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52719	20-4086662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road, Hanover, Maryland	21076
(Address of principal executive offices)	(Zip Code)

(443) 557-0200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2015, the Board of Directors of Brekford Corp. (the “Corporation”) elected Steve Ellis to serve as a director of the Corporation until the next annual meeting of stockholders and until his successor is duly elected and qualified.  The Board also appointed Mr. Ellis to serve as the Chairman of its Audit Committee.  A copy of the Corporation’s press release relating to the election is filed as Exhibit 99.1 to this report.

Mr. Ellis was not elected pursuant to any arrangement or understanding with any other person.  He has not been a party to any transactions with the Corporation or its affiliates for which disclosure is required pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.  The exhibits filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORP.

Dated: July 10, 2015	By:	/s/ C.B. Brechin
C.B. Brechin
Chief Executive Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 10, 2015 (filed herewith).